SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2004

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1550
Denver, Colorado  80202
(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Signature

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 17, 2004, Tipperary Oil & Gas Australia Pty Ltd (“TOGA”), the Australian subsidiary of Tipperary Corporation, entered into an agreement to supply natural gas to Energex Retail Pty Ltd (“Energex”), an unrelated party.  The contract commences on June 1, 2005 for a term of 23 months and is an extension of the existing long-term gas sales contract with Energex that expires June 1, 2005.  The contract provides that Energex will purchase a minimum of 7,300 and a maximum of 14,500 Mcf of gas per day.  The new contract is similar in terms to the existing contract.

On December 23, 2004, TOGA entered into an agreement to supply natural gas to Orica Australia Pty Ltd  (“Orica”), an unrelated party.  The contract commences  on June 26, 2006 for a term of 10 years.  The contract provides that Orica will purchase a minimum of 3,000 and a maximum of 4,800 Mcf of gas per day.

TOGA will supply gas under these contracts from the Comet Ridge coalseam gas project located in Queensland, Australia. Tipperary Corporation and subsidiaries have a 71.7% pre-royalty interest in the Comet Ridge production. The other working interest owners may elect to participate by up to 28.3% of gas deliveries for the new contract.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and Chairman of the Board

Date: December 23, 2004